Exhibit 4.8.54 -Self-Control Components - Introduction of WINCC

SIMATIC wincc是第一个使用最新的32位技术的过程监视系统，具有良好的开放性和灵活性。

SIMATIC wincc is a process monitoring system which is the first one to use latest 32-bit technology, featuring with well openness and flexibility.

从面市伊始，用户就对SIMATIC WinCC印象深刻。一方面，是其高水平的创新，它使用户在早期就认识到即将到来的发展趋势并予以实现；另一方面，是其基于标准的长期产品策略，可确保用户的投资利益。

SIMATIC WinCC makes the customers quite impressive since its launching. On the one hand, its high level innovation brings the customer with upcoming development trend and makes it real. On the other hand, the long-term product strategy based on standard could protect customer’s investment profit.

凭籍这种战略思想，WinCC，这一运行于Microsoft Windows 2000和XP下的Windows控制中心，已发展成为欧洲市场中的领导者，乃至业界遵循的标准。如果你想使设备和机器最优化运行，如果你想最大程度地提高工厂的可用性和生产效率，WinCC当是上乘之选。

Thanks to this strategy, the Windows control center – WinCC which operates under Microsoft Windows 2000 and XP has develops as the leader for the European market and the world standard as well. If you want your equipment and machine to operate in the best condition and make best of the factory and improve productivity, WinCC is favored by most.

突出的优点:

Outstanding advantage:

·通用的应用程序

Common application program

适合所有工业领域的解决方案

Solution for all industries

多语言支持，全球通用

Multi-language support, worldwide used

可以集成到所有自动化解决方案内

Integration into all automatic solution

·内置所有操作和管理功能

Built-in all operation and management function

·可简单、有效地进行组态

Simple and effective configuration

·可基于Web持续延展

Extension based on Web

·采用开放性标准，集成简便

Open standard, simple integration

·集成的Historian 系统作为IT 和商务集成的平台

Integrated IT and commercial platform under Historian system

·可用选件和附加件进行扩展

Extension with option and additional parts

·“全集成自动化” 的组成部分

Constituent part with “complete integration automation”

适用于所有工业和技术领域的解决方案

Solution Applied in all industrial and technical field

WinCC最引人注目之处还是其广泛的应用范围。独立于工艺技术和行业的基本系统设计，模块化的结构，以及灵活的扩展方式，使其不但可以用于机械工程中的单用户应用，而且还可以用于复杂的多用户解决方案，甚至是工业和楼宇技术中包含有几个服务器和客户机的分布式系统。

WinCC catches people’s eyes mostly via it’s widely application scope. The basic system design independent of technology and industry, modularized structure and flexible extended mode make the product not only popular among the mechanical engineering customers, but also adopted as complex multi-customer solutions, and distributed system with several serves and customer machines in the industry and building technology as well.

WinCC集生产自动化和过程自动化于一体，实现了相互之间的整合，这在大量应用和各种工业领域的应用实例中业已证明，包括：

WinCC integrated production automation into process automation realize the integration between each other, which has been proved in large amount of applications and various industrial examples, including：

·汽车工业

Auto industry

·化工和制药行业

Chemical and pharmacy industry

·印刷行业

Printing industry

·能源供应和分配

Energy supply and distribution

·贸易和服务行业

Trading and service industry

·塑料和橡胶行业

Plastic and rubber industry

·机械和设备成套工程

Mechanical and equipment set engineering

·金属加工业

Metal processing industry

·食品、饮料和烟草行业

Food, drink and tobacco industry

·造纸和纸品加工

Paper making and converting

·钢铁行业

Iron and steel industry

·运输行业

Transport industry

·水处理和污水净化

Water treatment and sewage purification

WinCC是SIMATIC PCS 7过程控制系统及其它西门子控制系统中的人机界面组件。

WinCC is a human-computer interface component in SIMATIC PCS 7 process control system and other Siemens control system.

WinCC 还为垂直市场解决方案提供有丰富的选件(options)和附加件(add-ons)。

WinCC also provides vertical market with solution of abundant options and add-ons.

通过利用“FDA选件”，并在工程与组态时采取适当的措施— 这在白皮书中已阐明— SIMATIC WinCC符合制药和食品行业FDA 21 CFR Part 11的要求(FDA = 美国食品和药物管理局)。众多的任选件，将使工厂认证更为容易，而这种认证为这些工业领域的各种要求更是提供了非常有说服力的全面响应。

Via use “PDA options” with proper measures in engineering and configuration, which is stated clear in the white book, SIMATIC WinCC meets the requirement of pharmacy and food industry FDA 21 CFR Part 11 (FDA= Food and Drug Administration). With many options, the factory authentication is much easier. This authentication provides persuasive overall response for various requirements in these industries.

例如，已开发出了一些应用于垂直市场，如供水行业的WinCC附加件：应用Sinaut ST7cc的远程控制系统，应用PM-Aqua的归档和记录系统，应用Siwa-Plan的运行成本优化系统，应用FunkServer - Pro的报警管理系统等。

For example, some developed applications have been used in vertical market, such as WinCC add-ons in water supply industry, remote control system in applied Sinaut ST7cc, file and recording system applied PM-Aqua, operation cost optimizing system applied Siwa-Plan and warning management system applied FunkServer – Pro.

多语言支持，全球通用

Multi-language support, worldwide used

WinCC的组态界面完全是为国际化部署而设计的：你只需点一下按键就可在德文、英文、法文、西班牙文和意大利文之间进行切换。亚洲版还支持中文、韩文和日文。自然，你可以在项目中设计多种运行时目标语言，即同时可使用几种欧洲和亚洲语言。这意味着，你可在几个目标市场使用相同的可视化解决方案。如果要翻译文本，只需一种标准的ASCII文本编辑器即可。

WinCC configuration interface is fully designated to international layout, which you only need to click the button to switch among German, English, French, Spanish and Italian. The Asian edition also supports Chinese, Korean and Japanese. Of cause, when the design involves with various language, a couple of European Asia language could be used. Therefore, the same visual solution could be used in several target markets. In case of translation requires, only needs a standard ASCII text editor.

可集成到任何公司内的任何自动化解决方案中

Integrated into any automatic solution

WinCC提供了所有最重要的通讯通道， 用于连接到S IMAT I C S5/S7/505控制器(例如通过S7协议集)的通讯，以及如PROFIBUS-DP/ FMS、DDE(动态数据交换)和OPC， (用于过程控制的OLE)等非专用通道；你亦能以附加件的形式获得其它通讯通道。由于所有的控制器制造商都为其硬件提供了相应的OPC服务器，因而事实上可以不受限制地将各种硬件连接到WinCC。

WinCC provides all important communication channel for communication with S IMAT I C S5/S7/505 controller (such as protocol via S7), and non dedicated channel as PROFIBUS-DP/ FMS、DDE(dynamic data exchange) and OPC (for process control OLE), which could realize other communication channel via add-ons. Because all controller manufacturers have provided hardware with corresponding OPC serve, any hardware could connect with WinCC.

SIMATIC WinCC在其基本系统内集成有基于Microsoft SQL Server 2000的功能强大、可延展的“Historian”系统，并以跨公司“Historian”服务器的形式用作中央信息交换系统。不同的评估用客户机、开放性接口(开放性数据库接口：ADO，OLEDB，SQL；编程接口：VBScript和有访问COM对象模型和API功能的ANS I - C)以及各种任选件(WinCC/Dat@Monitor ，WinCC/Connectivity Pack，WinCC/IndustrialDataBridge)构成了灵活而高效的IT和商务集成的基础。尤其是，这样就可以与生产和公司管理层软件(MES和ERP)相连接。

In the basic system of SIMATIC WinCC, there is extended “Historian” system with strong function based on Microsoft SQL Server 2000, and central information exchange system with inter-company “Historian” serve. Different assessments use client, open port (open data bank port: ADO, OLEDB, SQL; programme port: VBScript and COM visiting object model and ANS I – C with API function) and various add-ons (WinCC/Dat@Monitor ，WinCC/Connectivity Pack，WinCC/IndustrialDataBridge) to form flexible and high effective IT and commercial integration base. Therefore, it could connect with production and company management software (MES and ERP).

SIMATIC WinCC V6.2新亮点

SIMATIC WinCC V6.2  highlight

SIMATIC WinCC 6.2 版对基本系统及其选件进行了大量有益的功能增强，从而可对工厂智能型应用提供更为强大的支持。

SIMATIC WinCC 6.2 version basic system and its options have been greatly improved so as to provide stronger support to factory intelligent application.

wincc 基本系统的创新

wincc basic system innovation

·具有 Windows 主题风格和外观的运行界面

Operating interface with Windows theme and appearance

·支持报警隐藏，更为直观

Warning conceal supported, more audio-visual

·集成 Microsoft SQL Server 2005数据库

Integrated with Microsoft SQL Server 2005 data bank

·增强的安全性，支持Windows防火墙和病毒扫描

Improved security, Windows firewall and virus scanning supported

WinCC 工厂智能选件的创新

WinCC factory intelligent options innovation

·WinCC/DataMonitor，现在支持报表发布和网页定制功能

WinCC/DataMonitor, now supports report issuing and website custom made.

·全新选件：WinCC/DowntimeMonitor，可以检测并分析机器和工厂的停机时间

Brand new options: WinCC/DowntimeMonitor, could check and analyze the shutdown time of machine and factory

·全新选件：WinCC/ProcessMonitor，管理信息系统，支持在线质量分析*WinCC/Connectivity Pack，提供访问分布式系统中数据的方便接口

Brand new options: WinCC/ProcessMonitor, management operating system supports online quality analysis *WinCC/Connectivity Pack provides convenient port to visit data in distribution system.

·全新选件：WinCC/Connectivity Station，任何一台 Windows 计算机都可以通过*Connectivity Station访问分布式系统的数据

Brand new options: WinCC/Connectivity Station, any Windows computer could visit data in distribution system via *Connectivity Station.

针对 WinCC 选件的更新

Updating aiming at WinCC options

·WinCC/Web Navigator，集成在全厂集中用户管理系统中的 Web 客户端

WinCC/Web Navigator integrates Web client in the factory integrating customer management system.

·WinCC/Ce

ntral Archive Server，集中处理并提供数据归档

WinCC/Ce

ntral Archive Server, comprehensively processes and provides data filing.

·WinCC/Audit，集成项目版本管理工具

WinCC/Audit, integrates project version management tool.

·新特点：WinCC/Change Control，可以跟踪组态的更改WinCC/Redundancy，可以同步消息状态和内部变量

New features: WinCC/Change Control could follow configuration change WinCC/Redundancy, and synchronizes the message status and internal variable.

·新特点：SIMATIC Maintenance Station，用于系统的高效维护

New feature: SIMATIC Maintenance Station uses for high effective maintenance for system.

运行版用户界面，具有 Windows 主题风格和外观

Operating customer interface, with Windows theme and appearance

在 SIMATIC WinCC V6.2 中，项目工程师可以在运行版应用软件的用户界面中添加 Windows 菜单和工具栏。借此，工厂操作人员可能使用熟悉的菜单和工具条，通过监控画面观察和控制过程。

With SIMATIC WinCC V6.2, the project engineer could add Windows menu and toolbar in the customer interface of operating application software. Therefore, the factory operator might use the menu and toolbar they are familiar with to monitor and control the process.

菜单和工具条的组态是在一个单独的 WinCC 编辑器中进行的。菜单的结构可以任意确定。工具条上的图标可以采用任何类型的图形文件。这些新添加用户界面元素都可以在画面和画面窗口中使用，可设置为"固定"或者"可移动"，并可采用常见 Windows 操作方式进行处理。

The menu and toolbar are edited in a separated WinCC editor. The structure of menu could be confirmed at will. The icon on toolbar could adopt any kind of graphics file. All the added customer interface elements could be used in picture and picture window, which could be set as “fixation” or “removable”, and processed via common Windows operating method.

过程画面中的菜单和工具条

Menu and toolbar in process picture

WinCC 内，所有的 WinCC 控件和多种窗体对象（按钮、滚动条）都可以随着 Windows 主题设置与窗体设置而改变。此外，现在可以使用WinCC 提供的组合框显示并选择文本列表。

With WinCC, all WinCC control and various window objects (button, scroll bar) could change with the set of Windows theme and form. In addition, WinCC could be used to provide combo box display and choose text list.

Windows主题风格的过程画面

Windows theme and process picture